CERTIFICATE OF THE DESIGNATIONS, POWERS
PREFERENCES AND RIGHTS
OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
($0.001 PAR VALUE PER SHARE)

OF

ENTERAYON, INC.

A DELAWARE CORPORATION

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PURSUANT TO SECTION 151 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

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ENTERAYON, INC.,  a corporation duly organized and existing in the State of Delaware (the “Company”) under the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the DGCL, there hereby is created out of the 10 million (10,000,000) shares of Preferred Stock authorized in the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of 8,000,000 shares, $0.001 par value per share, to be designated “Series A Convertible Preferred Stock,” and to that end, the Board adopted a resolution providing for the designation, powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that the Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock (“Certificate of Designation”) be and is hereby authorized and approved, which Certificate of Designation shall be filed with the Secretary of State of the State of Delaware in the form as follows:

1.           DESIGNATIONS AND AMOUNT.   Eight Million (8,000,000) shares of the Preferred Stock of the Company, $0.001 par value per share, shall constitute a class of Preferred Stock designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).

2.           CONVERSION.

(a)           CONVERSION AT THE OPTION OF THE HOLDER.   Each holder of Series A Preferred Stock ( “Holder”) shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series A Preferred Stock is first issued, to convert each share of Series A Preferred Stock into five (5) fully-paid and non-assessable shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (a “Conversion”).

(b)           MECHANICS OF CONVERSION.   In order to effect a Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (attached hereto) to the Company for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series A Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company or the transfer agent. The Company shall not be obligated to issue shares of Common Stock upon a Conversion unless either the Preferred Stock Certificates are delivered to the Company or transfer agent, or such Holder notifies the Company or transfer agent that such Preferred Stock Certificates have been lost, stolen or destroyed (subject to the requirements herein).

“Conversion Date” means the date specified in the Notice of Conversion in the form attached hereto, so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company before 12:00 AM,  New York City time, on the Conversion Date indicated in the Notice of Conversion.  If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date a Holder faxes or otherwise delivers the Notice of Conversion to the Company.

(i)           Delivery of Common Stock Upon Conversion.   Upon the surrender of Preferred Stock Certificates from a Holder of Series A Preferred Stock accompanied by a completed and executed Notice of Conversion (attached hereto), the Company shall, no later than the second business day following the later of (a) the Conversion Date (hereinafter defined) and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to SECTION 9 (the “Delivery Period”), issue and deliver to the Holder (A) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (B) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any. In lieu of delivering physical certificates representing the Common Stock issuable upon the Conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon Conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(ii)           Taxes.   The Holder shall pay any and all taxes and all other reasonable expenses, which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii)           No Fractional Shares.   If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next higher whole number of shares of Common Stock.

(c)           PARTIAL CONVERSION.   In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a Holder are converted, the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

(d)           RESERVATION OF COMMON STOCK.   The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the Conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase, and shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(e)           NO REISSUANCE OF SERIES A PREFERRED STOCK.   In the event any shares of Series A Preferred Stock shall be converted pursuant to this SECTION 2 or otherwise reacquired by the Company, the shares so converted or reacquired shall be canceled. The Certificate of Incorporation of the Company may be appropriately amended from time to time to effect the corresponding reduction in the Company’s authorized capital stock.

(f)           In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g)           The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon conversion of any shares of Series A Preferred Stock; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

(h)           All shares of Common Stock issued in connection with the conversion provisions set forth herein will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes (except income taxes), liens or charges with respect thereto.

3.           NO REDEMPTION.   The Series A Preferred Stock shall not be redeemable or otherwise callable by the Company.

4.           RANK.   Except as specifically provided below, the Series A Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of Holder(s) of Series A Preferred Stock or as otherwise provided under the DGCL).

5.           LIQUIDATION PREFERENCE

(a)           If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share.

(b)           The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

(c)           The “Liquidation Preference” with respect to a share of Series A Preferred Stock means an amount equal to the par value thereof. The Liquidation Preference with respect to any other security shall be as set forth in the Certificate of Designation filed in respect thereof.

6.           DIVIDENDS.   The Holders of the Series A Preferred Stock shall not be entitled to any dividends and shall not participate in any dividends declared and paid on any other shares of capital stock of the Company.

7.           VOTING RIGHTS.

(a)           Each share of Series A Preferred Stock shall have the equivalent of ten (10) votes per share and shall vote on all matters with the Common Stock as a single class, except as otherwise provided by the DGCL and in this SECTION 7.

(b)           To the extent that under the DGCL, the vote of the Holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class.

8.           NO IMPAIRMENT.   The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

9.           LOST OR STOLEN CERTIFICATES.    Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Series A Preferred Stock.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be executed this October 30th, 2007.

ENTERAYON, INC.

By: /s/ Perry Leopold
Name:  Perry Leopold
Title:   Chief Executive Officer and Chairman

By: /s/ Fred Michini
Name:  Fred Michini
Title:    Secretary

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Series a Preferred Stock)

The undersigned hereby irrevocably elects to convert ____________ shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), of Enterayon, Inc., a Delaware corporation (the “Company”),  represented by stock certificate No.(s). ___________ (the “Preferred Stock Certificates”) into shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company according to the conditions of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”), as of the date written below (the “Conversion”). If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

[ ]           The undersigned hereby requests that the Company electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned’s Prime Broker (which is _______________________) with DTC through its Deposit Withdrawal Agent Commission System.

Date of Conversion: ____________________________

Applicable Conversion Rate:                                                      Each share of Series A Preferred Stock is convertible into five (5) of Common Stock of the Company.

Number of Shares of Common Stock to be Issued: _____________________

Signature: _____________________________________

Name: __________________________________________

Address: _______________________________________

* The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its transfer agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) delivery of the original Preferred Stock Certificates (or evidence of loss, theft or destruction thereof) and shall make payments pursuant to the Certificate of Designation for the failure to make timely delivery.